Exhibit 10.35

Seth A. Ravin
c/o Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169

Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169

June 24, 2016

Cortland Capital Market Services LLC, as Collateral Agent
under the below-referenced Financing Agreement
225 W. Washington Street, Suite 2100
Chicago, Illinois  60606
Attention:  Jeffrey Vaughn; Legal Department

Re:          Rimini Street, Inc.

Ladies and Gentlemen:

Reference hereby is made to that certain Financing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Rimini Street, Inc., a Nevada corporation (the “Parent”; and together with each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as thereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Cortland Capital Market Services LLC (“Cortland”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), Cortland, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and CB Agency Services LLC, a Delaware limited liability company (“Colbeck”), as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Origination Agent” and together with the Collateral Agent and the Administrative Agent, each an “Agent” and collectively, the “Agents”).  Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Financing Agreement.

In order to induce the Agents and the Lenders to enter into the Financing Agreement and in consideration of the accommodations being made by the Agents and the Lenders thereunder and under the other Loan Documents, Seth A. Ravin (“Ravin”) hereby agrees as follows:

1.          prior to the Termination Date, Ravin shall not, directly or indirectly (including through any Affiliate) whether individually, as a director, manager, member, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, other than on behalf of the Parent and its Subsidiaries, organize, establish, own, operate, manage, control, engage in, participate in, invest in, permit his name to be used by, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or business organization), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise which engages or proposes to engage in any business in all or a part of the world in which the Parent or any of its Subsidiaries is operating which is competitive, in any way, with the business of the Parent and its Subsidiaries; provided, however, nothing herein shall prohibit Ravin from purchasing or owning, directly or indirectly, less than one percent (1%) of the publicly traded securities of any corporation if such ownership represents a passive investment and Ravin is not a controlling person of, or a member of a group that controls, such corporation,

2.          prior to the Termination Date, Ravin shall not, directly or indirectly solicit (including through any Affiliate), attempt to solicit or induce (other than on behalf of the Parent or any of its Subsidiaries) (x) any party who is a customer of the Parent or any of its Subsidiaries, who was a customer of the Parent or any of its Subsidiaries, or, to Ravin’s knowledge, who is a prospective customer that has been identified and targeted by the Parent or any of its Subsidiaries, for the purpose of marketing, selling or providing to any such party any services or products offered by or available from the Parent or any of its Subsidiaries that are competitive with, or a substitute for, and are offered by or available from the Parent or any of its Subsidiaries, or (y) any supplier to the Parent or any of its Subsidiaries to terminate, reduce or alter negatively its relationship with the Parent or any of its Subsidiaries or in any manner knowingly interfere with any agreement or contract between the Parent or any of its Subsidiaries and such supplier, and

3.          prior to the Termination Date, Ravin shall not, directly or indirectly, for his own account or for the account of any other Person (other than on behalf of the Parent or any of its Subsidiaries), in any jurisdiction in which the Parent or any of its Subsidiaries has commenced or has made plans to commence operations, hire any employee of the Parent or any of its Subsidiaries or any of its Affiliates (a “Current Employee”) or any person who was an employee of or consultant to the Parent or any of its Subsidiaries or any of its Affiliates within twelve (12) months prior to the date Ravin’s employment with the Parent is terminated (a “Former Employee”) or directly or indirectly solicit or induce a Current or Former Employee to terminate such employee’s employment relationship with the Parent or any of its Subsidiaries in order, in either case, to enter into a similar relationship with Ravin, or any other Person or any entity.

This letter agreement reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.  Ravin and the Parent hereby agree and understand that this letter agreement shall be a Loan Document, and any failure by Ravin to perform or comply with any term, covenant or agreement contained herein to be performed by Ravin shall result in an immediate Event of Default under the Financing Agreement (the “Parent Acknowledgment”).

All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier.  In the case of notices or other communications to Ravin or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this paragraph):

Seth A. Ravin
c/o Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169
Telephone:
Email:

if to the Collateral Agent, to it at the following address:

Cortland Capital Market Services LLC
225 W. Washington Street, Suite 2100
Chicago, Illinois  60606
Attention:  Jeffrey Vaughn; Legal Department
Telephone:
Telecopier
Email:

with a copy to (which copy shall not constitute notice):

Holland & Knight LLP
131 S. Dearborn Street, 30th Floor
Chicago, Illinois 60603
Attn: Joshua M. Spencer
Fax No.
Email:

No amendment or waiver of any provision of this letter agreement shall in any event be effective unless the same shall be in writing and signed by each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This letter agreement shall be construed under and governed by the laws of the State of New York.  IF THIS LETTER AGREEMENT BECOMES THE SUBJECT OF A DISPUTE, EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY.  Each of the parties hereto agree that any suit or proceeding arising in respect to this letter agreement or any matter referred to in this letter agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City of New York and each of the parties hereto agree to submit to the jurisdiction of, and to venue in, such courts.

The contents of this letter are confidential.  This letter shall not be disclosed or displayed or its contents otherwise disclosed to any third Person without the prior written consent of Ravin, the Origination Agent and the Parent, except to the extent required by any Requirement of Law.

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This letter agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any one of the parties hereto may execute this letter agreement by signing any such counterpart.  Delivery of an executed counterpart of this letter agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this letter agreement.  Any party hereto delivering an executed counterpart of this letter agreement by telefacsimile also shall deliver an original executed counterpart of this letter agreement but the failure to deliver any such original executed counterpart shall not affect the validity, enforceability, and binding effect of this letter agreement.

/s/ Seth A. Ravin
SETH A. RAVIN

Solely for the purposes of the Parent Acknowledgment:

RIMINI STREET, INC.

By:	/s/ Douglas Zorn
	Name:	Douglas Zorn
	Title:	CFO

Acknowledged as of the date first above written:

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent

By:	/s/ Emily Ergang Pappas
	Name:	Emily Ergang Pappas
	Title:	Associate Counsel